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                       Securities and Exchange Commission
                             Washington, D.C. 20549





                                    Form 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchance Act of 1934





Date of Report (Date of earliest event reported):              January 09, 1997


                              Genesee Corporation
               (Exact Name of Registrant as Specified in Charter)


 New York                          0-1653                    16-0445920
(State or other Jurisdiction      (Commission               (IRS Employer
 of Incorporation)                 File Number)              Identification No.)


 445 St. Paul Street, Rochester, New York                              14605
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code:              (716) 546-1030

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Item 8.    Change in Fiscal Year.

     On January 9, 1997, the Corporation's Board of Directors approved change in the Corporation's fiscal year form a fiscal year ending on April 30 in each year to a fiscal year ending on the Saturday that is nearest to April 30 in each year. This change will commence with the Corporation's current fiscal year, which will now end on May 3, 1997.

     This change to the Corporation's fiscal year will not have a material effect on the Corporation's financial disclosure and the Corporation is not required to file a transition period report. The first report to the Commission that will reflect the new fiscal year will be the report on Form 10-K for fiscal year 1997, ending on May 3, 1997.

                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Genesee Corporation


Date:     January 22, 1997         By  / s / Mark W. Leunig
                                   Mark W. Leunig, Vice President and Secretary